Exhibit 10.1
FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
BANKERS HEALTHCARE GROUP, LLC

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is effective as of September 3, 2025, and is made by and between BANKERS HEALTHCARE GROUP, LLC, a Florida limited liability company (the “Company”), and the other parties hereto in accordance with Section 13.2 and Section 5.3(b) of the Existing Agreement (as defined below). All terms capitalized but not defined herein shall have the meaning given in the Existing Agreement (as defined below).

RECITALS

WHEREAS, the Company and its Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of February 2, 2021 (the “Existing Agreement”);

WHEREAS, pursuant to Section 13.2 of the Existing Agreement, the Existing Agreement may be amended by the written consent of the Members owning in excess of 50% of the Units (the “Voting Majority”);

WHEREAS, pursuant to Section 5.3(b) of the Existing Agreement, at least one Investor Manager must approve all amendments to the Existing Agreement (the “Investor Manager”, and together with the Voting Majority, the “Requisite Approvals”);

WHEREAS, the Board of Managers desires to make the following amendments to the Existing Agreement to confirm certain provisions regarding the governance of the Company, the conduct of the business and affairs of the Company, and the relative rights and obligations of the Members; and

WHEREAS, the undersigned constitute the Requisite Approvals and the Board of Managers, and each of the undersigned believe it is in the best interests of the Company to amend the Existing Agreement to reflect the following amendments.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

SECTION 1. Amendments.

(a)The definition of “Assumed Tax Rate” in Article I of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

““Assumed Tax Rate” means the sum of the maximum stated federal, state and local income tax rates (including self-employment and similar taxes and reflecting any reduced rate applicable to any special class of income) to which any Member (or any of its direct or indirect owners) residing in the United States may be subject for such tax

Exhibit 10.1
year, as reasonably determined by the Board of Managers based on the information available to it.”

(b)Section 5.3(b)(iv) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) results in the payment or declaration of any dividend or distribution on any Units other than (A) tax distributions, (B) dividends or distributions that comply with the dividend or distribution guidelines attached hereto as Schedule 5.3(b)(iv) or (C) dividends or distributions to Seller Holdco for the purposes of satisfying outstanding regularly scheduled obligations then due under that certain Amended and Restated Credit Agreement dated as of December 17, 2020, by and among Seller Holdco, the lenders party thereto and Flagstar Bank, FSB, as administrative agent for the lenders thereunder (as amended, restated, supplemented or otherwise modified prior to the date hereof );”

(c)Section 5.3(b)(xiii) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(xiii) results in the Company entering into a new line of business that is materially different from the lines of business in which it was operating as of August 29, 2025 of which the Investor Managers have knowledge including without limitation information set forth in written materials provided to Managers in connection with meetings of the Managers or minutes thereof;”

SECTION 2. Acknowledgement of Business Activities. Each party hereto acknowledges, approves and ratifies all of the lines of business that the Company is operating in and has operated in between February 21, 2021, and the date hereof, including, but not limited to, originating, marketing, purchasing, servicing, and selling commercial loans and marketing, purchasing, servicing, and selling consumer loans none of which required the consent of the Investor Managers under Sections 5.3(b)(xiv) or (xv).

SECTION 3. Accountants. Section 7.2(a)(i) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(i) audited consolidated statements of income and cash flows of the Company and its Subsidiaries for each Fiscal Year, which, so long as the Pinnacle Members (together with any Pinnacle Permitted Transferee that is an Affiliate of a Pinnacle Member) collectively own at least ten percent (10%) of the Equity Securities of the Company, unless otherwise agreed to in writing by the Company and the Pinnacle Members, shall be audited by the same independent registered public accounting firm utilized by the Pinnacle Members to audit PNFP’s consolidated financial statements provided that such accounting firm and the Company enter into an engagement letter on terms that are commercially reasonable and such accounting firm satisfies its obligations to the Company pursuant to its engagement in a timely manner in all material respects; provided, however, that unless otherwise agreed to in writing by the Company and the Pinnacle Members, the Company may not utilize a different accounting firm from the Pinnacle Members as a result of the Pinnacle Member’s

Exhibit 10.1
accounting firm’s failure to satisfy its obligations to the Company pursuant to its engagement in a timely manner without first providing written notice to the Pinnacle Members and representatives of the Company and the Pinnacle Members reasonably cooperating to address such failure; provided further that if the Company thereafter changes audit firms, it shall deliver audited financial statements for each Fiscal Year to the Pinnacle Members within 60 days after the end of each Fiscal Year; provided further that the Company shall not be in breach of this provision if it directs, and uses its reasonable best efforts to cause, its audit firm to deliver audited financial statements within 60 days after the end of each Fiscal Year ending after the date of this Agreement and such audit firm fails to do so;”

SECTION 4. No Implied Amendments. Except as herein amended, all of the terms of the Existing Agreement shall remain in full force and effect and are ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Existing Agreement, shall mean and be a reference to the Existing Agreement, as amended by this Amendment.

SECTION 5. Representations and Warranties. Each party represents that such party has all necessary power and authority to enter into this Amendment and the execution and delivery by such party of this Amendment has been duly authorized by all requisite corporate action. Each party represents this Amendment has been duly executed and delivered by such party.

SECTION 6. Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida.

SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single instrument. Execution and delivery of this Amendment by electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Amendment by such party hereto. Such electronic copies shall constitute enforceable original documents.

[signatures on following page]

Exhibit 10.1

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment effective as of the date first set forth above.

BOARD OF MANAGERS (INCLUDING THE INVESTOR MANAGER):

/s/ Albert Crawford
Albert Crawford

/s/ Barbara Castro
Barbara Castro

/s/ James Crawford
James Crawford

/s/ David Spencer
David Spencer

/s/ Harold Carpenter
Harold Carpenter

VOTING MAJORITY:
BHG Founders, Inc.
By:	/s/ Albert Crawford
Name:	Albert Crawford
Title:	Chairman and CEO